EXHIBIT A
                                     to the
                            Shareholder Service Plan

                       ROBERTSON STEPHENS INVESTMENT TRUST

                     Class C Shares of the following Funds:


            The Asia Fund                       The Contrarian Fund(TM)                     Developing Countries Fund
       Diversified Growth Fund                The Emerging Growth Fund                 Global Low-Priced Stock Fund
    Global Natural Resources Fund                Global Value Fund                         Growth & Income Fund
        Information Age Fund(TM)                    International Fund                    International Investors Fund
             50/500 Fund                  Large Capitalization Value Fund                  MicroCap Growth Fund
            Partners Fund                       Value + Growth Fund               Large Capitalization Equity Income Fund






         This Plan is adopted by Robertson Stephens Investment Trust with respect to the Classes of shares of the Funds set forth above.

         Witness the due execution hereof this ____ day of _______, 199_.


                                              ROBERTSON STEPHENS
                                                        INVESTMENT TRUST



                                              By:______________________________